UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

DEEP ISOLATION NUCLEAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56406	87-4225965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Addison Street, Suite 300 Berkeley, CA	94704
(Address of Principal Executive Offices)	(Zip Code)

(509)-943-5222
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On February 24, 2026, the Board of Directors of Deep Isolation Nuclear, Inc. approved certain changes to the Chief Executive Officer Rodney Baltzer’s compensation. Mr. Baltzer’s compensation arrangement now includes (i) a $425,000 base salary, (ii) a performance-based target bonus of 75% of his base salary and (iii) a total long-term incentive equity issuance of up to an equivalent value of $600,000. All other terms of Mr. Baltzer’s compensation arrangement as described in the executive employment agreement first disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2025 and subsequently filed with the Registration Statement on Form S-1/A filed with the SEC on January 5, 2026 remain unchanged.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP ISOLATION NUCLEAR, INC.

Date: February 27, 2026	By:	/s/ Rodney Baltzer
Rodney Baltzer
President and Chief Executive Officer

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